Exhibit 5.1
September 15, 2008
Bancorp of New Jersey, Inc.
204 Main Street
Fort Lee, New Jersey 07024

Re:	Bancorp of New Jersey, Inc. Post-Effective Amendment No. 1 to Form S-4 On Form S-1
Ladies and Gentlemen:
Reference is made a Post-Effective Amendment No. 1 to Form S-4 on Form S-1 (Registration No. 333-141124) of Bancorp of New Jersey, Inc. (the “Company”), which is being filed with the Securities and Exchange Commission on the date hereof (the “Registration Statement”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.
The Registration Statement, as amended, covers 780,159 shares of the Company’s class of common stock, no par value per share (the “Shares”), which may be issuable upon the exercise of outstanding warrants previously issued by the Company’s wholly-owned bank subsidiary, Bank of New Jersey (the “Warrants”).
We have examined the Registration Statement, as amended, including the exhibits thereto, the Company’s certificate of incorporation, the Company’s bylaws, the Warrants and such documents as we have deemed appropriate in rendering this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the authenticity of all documents submitted to us as copies of originals.
Based on the foregoing, we are of the opinion that the Shares, when issued and paid for in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable.
Our opinion is limited to the New Jersey Business Corporation Act, as amended, including the statutory provisions and all applicable provisions of the Constitution of the State of New Jersey and reported judicial decisions interpreting these laws, and the federal securities laws, each as in effect on the date hereof.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, as amended. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission thereunder.
Very truly yours,
PEPPER HAMILTON LLP
PEPPER HAMILTON LLP